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                                                                     EXHIBIT 8.2

                     [DAVIS WRIGHT TREMAINE LLP LETTERHEAD]

December 2, 2004


Obie Media Corporation
4211 West 11th Avenue
Eugene, Oregon 97402

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Obie Media Corporation, an Oregon corporation (the "Company"), in connection with the filing by Lamar Advertising Company, a Delaware corporation ("Lamar"), with the Securities and Exchange Commission (the "Commission") of a Registration Statement (together with all exhibits thereto, the "Registration Statement") on Form S-4 (Registration No. ____________) under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed Merger, as such term is defined and described in the Agreement and Plan of Merger, dated as of September 17, 2004, among Lamar, OMC Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Lamar, and the Company (the "Merger Agreement"). This opinion is being furnished in accordance with the requirement of Item 21 of Form S-4 under the Securities Act. Capitalized terms used herein and not defined have the meanings ascribed thereto in the Merger Agreement.

In preparing this opinion letter, we have examined copies of the following documents:

         1.       The Registration Statement;

         2.       The Merger Agreement; and

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Obie Media Corporation
December 2, 2004
Page 2


         3. Representation letters delivered to us by Lamar and Company (the "Representation Letters").

We have assumed the genuineness of all signatures, the authenticity of documents and records submitted to us as originals, the conformity to the originals of all documents and records submitted to us as certified or reproduction copies, the legal capacity of all natural persons executing documents and records, and the completeness and accuracy as of the date of this opinion letter of the information contained in such documents and records.

The law covered by the opinion expressed herein is limited to the federal income tax law of the United States addressed under the caption "The Merger -- Material U.S. Federal Income Tax Consequences of the Merger" in the Registration Statement. We express herein no opinion with respect to the laws, regulations or ordinances of any state, county, municipality or other local governmental agency or of any foreign country, or, except as is expressly stated below, regarding any other tax consequences of the Merger, or on any issue relating to Lamar or the Company or, in each case, to any investment therein under any other law.

Based upon, and subject to the foregoing and the qualifications set forth therein, we hereby confirm that the discussion set forth in the section of the Registration Statement entitled "The Merger -- Material U.S. Federal Income Tax Consequences of the Merger" constitutes our opinion as to the U.S. federal income tax consequences of those matters set forth therein as to which we are described therein as rendering an opinion.

The opinion in this letter is based on the provisions of the Internal Revenue Code (the "Code"), Treasury Regulations promulgated under the Code, published revenue rulings and revenue procedures of the Internal Revenue Service ("I.R.S."), private letter rulings, existing court decisions, and other authorities available, as of the date of this letter, and the application of those authorities to the facts disclosed in the Registration Statement, the Merger Agreement and the Representation Letters. Future legislative or administrative changes or court decisions, which may or may not be retroactive in application, or any change in facts from those upon which our opinion is based, may significantly modify the opinion set forth in this letter. It should be noted that no ruling has been sought from the I.R.S. with respect to the federal income tax consequences of the Merger, and this opinion letter is not binding on the I.R.S. or any court.

This opinion letter is delivered as of its date and we do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or other matters that hereafter might occur or be brought to our attention that did not exist on the date hereof or of which we had no knowledge.

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Obie Media Corporation
December 2, 2004
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This opinion is being provided to you solely in connection with the filing of the Registration Statement with the Commission and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose whatsoever without our prior written consent.

We acknowledge that we are referred to in the Registration Statement under the heading "The Merger -- Material U.S. Federal Income Tax Consequences of the Merger" and, without admitting that our consent is required under Section 7 of the Securities Act, we consent to that use of our name and to the filing of this opinion letter as an exhibit to the Registration Statement.

Very truly yours,

/s/ Davis Wright Tremaine LLP